SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): October 5, 2007

MYCOM GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 503.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Definitive Schedule 14C filed by Mycom Group, Inc. (the “Company”) on September 17, 2007 (File No. 000-29836), whereby, the Company amended its Certificate of Incorporation with the state of Nevada (the “Amendment”).

The Amendment allowed the Company to change its name from “Mycom Group, Inc.” to “SARS Corporation” (the “Name Change”).

On September 17, 2007, the Company received notice from the state of Nevada confirming the effectiveness of the Amendment. The effective date of the amendment with the state of Nevada was September 14, 2007. Effective October 5, 2007, the Company’s new ticker symbol will be “SARO.”

On September 12, 2007, the Board of Directors approved a change in the Company’s fiscal year end from December 31st to September 30th. The Registrant will file an Annual Report on Form 10-KSB on or before December 31, 2007 to cover the period from January 1, 2007 to September 30, 2007.

To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four (4) days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYCOM GROUP, INC.

Date: October 5, 2007	By:	/s/ Clayton Shelver
Clayton Shelver Chief Executive Officer